Exhibit 99
Investor Contact: Michael Robinson — 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom — 952-229-7435 or jthunstrom@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS
Company Reports Revenue Growth of 28.3% and Net Income Growth of 35.8% for the Quarter
EDEN PRAIRIE, Minn. (October 27, 2005) — Life Time Fitness, Inc. (NYSE: LTM), a national operator of distinctive and large health and fitness centers, today reported its operating results for the third quarter ended September 30, 2005.
     Third quarter 2005 revenue grew 28.3% to $101.6 million from $79.2 million during the same period last year. Net income during the quarter grew 35.8% to $10.7 million and earnings per diluted share grew 31.8% to $0.29. This compares to net income of $7.9 million, or $0.22 per diluted share, for Q3 2004. For the nine months ended September 30, 2005, revenue grew 24.6% to $286.5 million from $229.9 million during the same period last year. Net income grew 40.4% for the same period to $29.1 million, or $0.81 per diluted share, from $20.8 million, or $0.65 per diluted share for the first nine months of 2004.
     “We are pleased with our third quarter financial results,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “These results reflect the company’s continued focus and execution on our fundamental growth strategies, including new center growth, membership ramp, and increasing in-center revenue. During the quarter, we opened new centers in Chanhassen, Minnesota, Austin, Texas, and Romeoville, Illinois. We now operate 44 centers nationally with one more planned center opening during the fourth quarter in San Antonio, Texas. Total memberships grew 20.9% to more than 345,000, driven primarily by the ramp at centers opened in 2004 and both new center and presale activities at seven locations since the beginning of 2005.”
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Life Time Fitness Third Quarter 2005 Results — Page 2
Three and Nine Months Ended September 30, 2005, Financial Highlights:
Total revenue for the third quarter grew 28.3% to $101.6 million driven primarily by growth in membership dues and in-center revenue. Total revenue for the first nine months of 2005 grew 24.6% to $286.5 million from $229.9 million during the same period last year.
•	Membership dues revenue for the third quarter grew 28.8% to $67.6 million from $52.5 million in Q3 2004. Year-to-date membership dues revenue grew 26.0% to $192.4 million from $152.7 million during the same period last year.

•	Enrollment fee revenue for the third quarter grew 1.8% to $5.3 million from $5.2 million in Q3 2004. Year-to-date enrollment fee revenue totaled $15.4 million, up 4.4% from $14.8 million during the prior-year period.

•	In-center revenue for the third quarter grew 40.4% to $25.7 million from $18.3 million in Q3 2004. Year-to-date in-center revenue grew 35.5% to $72.4 million compared to $53.4 million during the same period last year.

•	Same-center revenue increased 7.9% during the third quarter compared to the prior-year period.

•	Total revenue per membership averaged $298 in the third quarter, up 6.4% from the prior-year period. Total in-center revenue per membership averaged $78 in the third quarter, up 15.2% from the prior-year period.

•	Other revenue for the third quarter, including media division advertising, our restaurant and event sponsorships, totaled $3.1 million compared to $3.2 million in the prior-year period. Year-to-date other revenue totaled $6.4 million compared to $9.1 million in the same period last year.
Total operating expenses during Q3 2005 totaled $80.4 million compared to $61.8 million for Q3 2004, driven primarily by increased expenses to support new centers, membership growth and presale activities. Year-to-date operating expenses totaled $227.7 million compared with $182.2 million for the same period last year.
•	Center operating expenses totaled $56.6 million in Q3 2005 compared to $42.5 million in Q3 2004. Year-to-date center operating expenses totaled $159.0 million compared with $122.0 million during the same period last year.

•	Advertising and marketing expenses totaled $4.2 million for Q3 2005 compared to $2.8 million for the same period last year. Year-to-date advertising and marketing expenses totaled $11.1 million compared with $9.3 million during the prior-year period.

•	General and administrative expenses totaled $6.5 million for the third quarter compared to $4.3 million in the prior-year period. For the nine months ended September 30, 2005, general and administrative expenses totaled $20.4 million compared with $15.9 million in the prior-year period.

•	Other operating expenses and depreciation and amortization expenses totaled $13.1 million during Q3 2005 compared to $12.1 million in Q3 2004. Year-to-date operating expenses in the same areas were $37.2 million compared with $35.0 million in the prior-year period.

•	Total operating margins were 20.8% for Q3 2005 compared to 22.0% in the same period last year. This margin reduction was driven primarily by the nine centers in their first year of operation at the end of the third quarter. Year-to-date operating margins were 20.6% compared with 20.8% for the prior-year period.
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Life Time Fitness Third Quarter 2005 Results — Page 3
Net income during Q3 2005 grew 35.8% to $10.7 million from $7.9 million in Q3 2004 driven by continued revenue growth and efficient use of capital.
•	For the nine months ended September 30, 2005, net income grew 40.4% to $29.1 million compared with $20.8 million in the prior-year period.

•	Net income margin for Q3 2005 was 10.6%, up from 10.0% in Q3 2004. The year-to-date net income margin was 10.2%, up from 9.0% for the same period last year.
EBITDA for Q3 2005 grew 25.5% to $31.6 million from $25.1 million in Q3 2004.
•	Year-to-date EBITDA grew 25.5% to $87.7 million from $69.9 million for the same period last year.

•	As a percentage of total revenue, EBITDA was 31.1% in Q3 2005, down from 31.7% in Q3 2004. Year-to-date EBITDA margin was 30.6%, up from 30.4% for the same period last year.
Cash flow from operations for the year-to-date period grew 56.6% to $81.0 from $51.7 million for the year-to-date period.
     Weighted average fully diluted shares for the third quarter totaled 36.5 million compared to 35.4 million shares in Q3 2004.
Updated 2005 Business Outlook:
The following statements are based on the Company’s expectations for fiscal year 2005, subject to the risks and uncertainties described below.
•	2005 full-year total revenue is expected to grow 22-24% (or $381-$387 million) driven by new center growth, membership ramp at new and existing centers, and in-center revenue growth.

•	2005 full-year net income is expected to grow 34-36% (or $38.7-$39.3 million), up from 32-34% (or $38.1-$38.7 million), driven by our growth strategies.

•	2005 diluted earnings per share are expected to grow 22-24% (or $1.06-$1.08), up from 21-23% (or $1.05-$1.07), driven by net income growth and offset by the increase in weighted average diluted shares resulting from the initial public offering in 2004.
     As announced on October 13, 2005, the Company will hold a conference call today at 10:00 a.m. (EDT) to discuss third quarter and nine months ended 2005 results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.lifetimefitness.com. A replay of the call will be available via the Company’s Web site beginning at 1:00 p.m. (EDT) today.
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Life Time Fitness Third Quarter 2005 Results — Page 4
About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of October 27, 2005, the Company operated 44 centers in eight states, including Arizona, Illinois, Indiana, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with personal training consultation, full-service spas and cafés, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine — Experience Life, athletic events, and nutritional products and supplements. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com). LIFE TIME FITNESS, the LIFE TIME FITNESS logo, and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
Risks & Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among risks and uncertainties are identifying and acquiring suitable sites for new sports and athletic, professional fitness, family recreation and resort/spa centers, opening new centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Net earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$923	$10,211
Accounts receivable, net	3,705	1,187
Inventories	4,984	4,971
Prepaid expenses and other current assets	7,274	7,275
Deferred membership origination costs	9,500	8,271
Deferred tax asset	—	1,597
Income tax receivable	1,879	4,579

Total current assets	28,265	38,091
Property and equipment, net	600,724	503,690
Restricted cash	5,200	12,092
Deferred membership origination costs	8,003	7,061
Other assets	13,473	11,153

Total assets	$655,665	$572,087

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Current maturities of long-term debt	$14,964	$47,477
Accounts payable	7,980	5,762
Construction accounts payable	22,142	17,633
Accrued expenses	25,764	19,152
Deferred revenue	23,184	20,019

Total current liabilities	94,034	110,043
Long-term debt, net of current portion	218,546	161,767
Deferred rent liability	5,354	3,678
Deferred income taxes	35,114	33,701
Deferred revenue	14,293	12,264

Total liabilities	367,341	321,453

Shareholders’ equity:
Undesignated preferred stock	—	—
Common stock	700	676
Additional paid-in capital	221,002	209,931
Deferred compensation	(2,616)	(66)
Retained earnings	69,238	40,093

Total shareholders’ equity	288,324	250,634

Total liabilities and shareholders’ equity	$655,665	$572,087

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUE:
Membership dues	$67,589	$52,477	$192,379	$152,662
Enrollment fees	5,279	5,185	15,415	14,764
In-center revenue	25,680	18,290	72,383	53,404

Total center revenue	98,548	75,952	280,177	220,830
Other revenue	3,064	3,233	6,370	9,114

Total revenue	101,612	79,185	286,547	229,944
OPERATING EXPENSES:
Center operations	56,631	42,529	159,029	122,048
Advertising and marketing	4,161	2,838	11,072	9,292
General and administrative	6,536	4,302	20,357	15,852
Other operating	3,014	4,637	9,178	13,586
Depreciation and amortization	10,095	7,489	28,019	21,407

Total operating expenses	80,437	61,795	227,655	182,185

Income from operations	21,175	17,390	58,892	47,759
OTHER INCOME (EXPENSE):
Interest expense, net	(3,278)	(4,285)	(10,347)	(13,346)
Equity in earnings of affiliate	283	257	836	778

Total other income (expense)	(2,995)	(4,028)	(9,511)	(12,568)

INCOME BEFORE INCOME TAXES	18,180	13,362	49,381	35,191
Provision for income taxes	7,443	5,458	20,236	14,428

NET INCOME	10,737	7,904	29,145	20,763
Accretion on redeemable preferred stock	—	95	—	3,570

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$10,737	$7,809	$29,145	$17,193

BASIC EARNINGS PER COMMON SHARE	$0.31	$0.24	$0.85	$0.79

DILUTED EARNINGS PER COMMON SHARE	$0.29	$0.22	$0.81	$0.65

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	34,846	32,533	34,343	21,628

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	36,476	35,385	36,201	32,177

LIFE TIME FITNESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Nine Months Ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,145	$20,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,019	21,407
Deferred income taxes	3,011	3,505
Loss on disposal of property, net	421	318
Amortization of deferred financing costs	864	1,137
Compensation cost related to stock options	269	213
Tax benefit from exercise of stock options	4,916	733
Changes in operating assets and liabilities	14,362	3,650

Net cash provided by operating activities	81,007	51,726

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment (excluding non-cash purchases supplementally noted below)	(122,790)	(94,682)
Increase (decrease) in construction accounts payable	(2,682)	1,862
Proceeds from sale of property	3,842	1,249
Increase in other assets	(2,010)	(1,761)
Decrease (increase) in restricted cash	6,892	(1,995)

Net cash used in investing activities	(116,748)	(95,327)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings	228,581	26,977
Repayments on long-term borrowings	(204,314)	(65,292)
Increase in deferred financing costs	(1,174)	(1,061)
Proceeds from initial public offering, net of underwriting discounts and offering costs	—	80,653
Proceeds from exercise of stock options	3,360	887

Net cash provided by financing activities	26,453	42,164

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,288)	(1,437)
CASH AND CASH EQUIVALENTS — Beginning of period	10,211	18,446

CASH AND CASH EQUIVALENTS — End of period	$923	$17,009

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest	$11,714	$12,549

Cash payments for income taxes	$9,610	$8,786

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment purchases financed through notes payable	$—	$2,954

Property and equipment purchases financed through capital leases	$—	$145

Non-GAAP Financial Measures
     This release contains a non-GAAP disclosure, EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:
LIFE TIME FITNESS, INC.
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net Income	$10,737	$7,904	$29,145	$20,763
Interest expense, net	3,278	4,285	10,347	13,346
Provision for income taxes	7,443	5,458	20,236	14,428
Depreciation and amortization	10,095	7,489	28,019	21,407

EBITDA	$31,553	$25,136	$87,747	$69,944